UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    -----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 31, 2007


                             ESCO TECHNOLOGIES INC.
               (Exact Name of Registrant as Specified in Charter)


 Missouri                            1-10596                    43-1554045
 (State or Other                    (Commission              (I.R.S. Employer
 Jurisdiction of Incorporation)     File Number)            Identification No.)


 9900A Clayton Road, St. Louis, Missouri                             63124-1186
 (Address of Principal Executive Offices)                            (Zip Code)


        Registrant's telephone number, including area code: 314-213-7200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     The Registrant entered into employment agreements effective on or about November 1, 1999 with executive officers V.L. Richey, Jr., G.E. Muenster and A.S. Barclay. These employment agreements were amended to extend until November 2, 2004, and were further amended on May 5, 2004 to provide for automatic renewal after November 2, 2004 for subsequent one year periods unless a six month notice of non-renewal is given by the Registrant or the executive.

     The employment agreements provide for a base salary of not less than their fiscal year 1999 base salary, as increased in accordance with the Registrant's compensation policy, and an annual bonus. These executives are also entitled to participate in any stock options, restricted stock or performance shares awards and other compensation as the Registrant's Human Resources and Compensation Committee shall determine. They are also entitled to participate in all employee benefit programs of the Registrant applicable to senior executives, and the Registrant will continue to provide certain perquisites, including financial planning, an automobile allowance and club memberships.

     The Registrant has the right to terminate the employment of the executive officers at any time upon thirty days notice for cause or without cause, and these executives have the right to resign at any time upon thirty days notice. Cause is defined in the agreements as an executive's willful failure to perform his duties, disability or incapacity extending for nine consecutive months, willful misconduct, conviction of a felony, breach of any material provision of the employment agreement, or a determination by the Board that the executive committed fraud, embezzlement, theft or misappropriation against the Registrant. If an executive's employment is terminated by the Registrant other than for cause, or if an executive terminates his employment following certain actions by the Registrant, such as failing to comply with the agreement, materially reducing the executive's responsibilities or requiring the executive to relocate, the executive will be entitled to receive certain compensation benefits. In the case of such a termination, Mr. Richey will receive for two years, and Mr. Muenster and Ms. Barclay will receive for one year: (i) the continuation of their then-current base salary and bonus (bonus calculated using the annual percentage of base salary for the last fiscal year prior to termination), (ii) immediate vesting of outstanding stock options and immediate vesting and payout of earned performance-accelerated restricted shares, and
(iii) continuation of employee benefits and perquisites for the period of base salary continuation. If an executive's employment is terminated in connection with a Change of Control (as defined), the executive will not receive the foregoing benefits, and will receive instead the benefits payable under the Registrant's Severance Plan.

     The employment agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Registrant, and for a specific period from soliciting employees of the Registrant and from soliciting customers or distributors of the Registrant.

     Effective December 31, 2007, the employment agreements were amended so that the amounts payable upon termination of employment (other than in connection with a change of control of the Registrant) would not be subject to Section 409A of the Internal Revenue Code of 1986, as amended. These amendments included the following provisions:

     (a) The executive may elect to receive his/her base salary and bonus termination amounts (i) in lump sums payable March 15 of the calendar year following the calendar year in which termination occurs, or (ii) in equal biweekly installments commencing after termination, provided that any remaining installments shall be paid in a lump sum 2 1/2 months following the end of the calendar year or fiscal year of the Registrant in which termination occurs (whichever is later);

     (b) Executive outplacement assistance shall not extend past the last day of the executive's second taxable year following the taxable year in which termination occurs; and

     (c) The "Good Reason" definition relative to the executive's termination on that basis was modified to require that the executive give notice, allow for a cure period for the Registrant, and that the termination occur within two years of the triggering event.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit No.       Description of Exhibit

     10.1 Third Amendment to Employment Agreement dated as of December 31, 2007 between the Registrant and
                 Victor L. Richey, Jr.*

*Identical Amendments To Employment Agreements between the Registrant and executive officers A.S. Barclay and G.E. Muenster, except that (i) the termination amounts payable under Paragraph 9.a(1) are equal to base salary for 12 months, and (ii) under Paragraph 9.a(1)(B), such termination amounts may be paid in biweekly installments equal to 1/26th of such amounts.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    ESCO TECHNOLOGIES INC.




Dated:     January 7, 2008                           By:  /s/T.B. Martin
                                                          T.B. Martin
                                                          Assistant Secretary





                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit

   10.1 Third Amendment to Employment Agreement dated as of December 31, 2007 between the Registrant and
                  Victor L. Richey, Jr.